State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Re:      EVERGREEN VA EQUITY INDEX FUND
         EVERGREEN VA SPECIAL EQUITY FUND


To:      Elizabeth B. Solomon

This is to advise you that Evergreen Variable Annuity Trust ("the Trust") has established two new series of shares to be known as EVERGREEN VA EQUITY INDEX FUND and EVERGREEN VA SPECIAL EQUITY FUND. In accordance with the Additional Funds provision of Section 18 of the Custodian Contract dated 9/18/97 between the Evergreen Funds and State Street Bank and Trust Company, the Trust hereby requests that you act as Custodian for the two new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Funds and retaining one copy for your records.

Evergreen Variable Annuity Trust

By: /s/ Elizabeth A. Boisvert
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        Elizabeth A. Boisvert

Title: Assistant Secretary
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       Assistant Secretary

Agreed to this 27th day of July, 1999.

State Street Bank and Trust Company

By: /s/ Ronald E. Logue
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Title: Executive Vice President
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